Exhibit 24.1

                        MMCA AUTO RECEIVABLES, INC.

           Unanimous Written Consent of the Board of Directors
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                     Pursuant to Section 141(f) of the
            General Corporation Law of the State of Delaware
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            The undersigned, being all the Directors of MMCA Auto
Receivables, Inc., a Delaware Corporation ("Corporation"), do hereby consent to the adoption of and do hereby adopt the resolutions hereinafter set forth as the action of the Board of Directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware with the same force and effect as if said resolutions had been approved and adopted at a special meeting of the Board of Directors of the Corporation, duly called and held for such purpose, and do hereby direct the Secretary of the Corporation to insert this Consent in the minute book of the Corporation:

            RESOLVED, that it is desirable and in the best interest of the Corporation that it cause securities to be qualified or registered for sale in various states by its wholly- owned subsidiary MMCA Auto Owner Trust 1999-1 (the "Trust"), that the President or any Vice President and the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Trust as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Trust any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any action connection with the foregoing matters shall conclusively establish their authority therefor from the Trust and the approval and ramification by the Trust of the papers and documents so executed and the action so taken.

            IN WITNESS WHEREOF, the undersigned, being all the directors of the Corporation have executed this Consent, as of December 21, 1998.


/s/ Hiroshi Yajima                         /s/John Maynard
_____________________________              ---------------------------
    Hiroshi Yajima                            John Maynard


/s/ Charles A. Tredway                     /s/ Yasuhiro Hagihara
_____________________________              ---------------------------
    Charles A. Tredway                         Yasuhiro Hagihara


/s/ Masaki Takashi
----------------------------
    Masaki Takashi



                        MMCA AUTO RECEIVABLES, INC.

           Unanimous Written Consent of the Board of Directors
           ---------------------------------------------------

 ---------------------------------------------------------------------------
                     Pursuant to Section 141(f) of the
            General Corporation Law of the State of Delaware
 ---------------------------------------------------------------------------

            The undersigned, being all the Directors of MMCA Auto Receivables, Inc., a Delaware Corporation ("Company"), do hereby consent to the adoption of, and do hereby adopt, the resolutions hereinafter set forth as the action of the Board of Directors of the Company pursuant to Section 141(f) of the General Corporation Law of the State of Delaware with the same force and effect as if said resolutions had been approved and adopted at a special meeting of the Board of Directors of the Company, duly called and held for such purpose, and do hereby direct the Secretary of the Company to insert this Consent in the minute books of the Company:

            RESOLVED, that the Company is hereby authorized to enter into an agreement ("Purchase Agreement") with Mitsubishi Motors Credit of America, Inc., providing for the purchase by the Company of consumer and commercial vehicle retail installment sale contracts and assets relating thereto, upon such terms and conditions as may be approved by any two of the following officers: the President, any Executive Vice President and the Treasurer.

            RESOLVED, that the President, any Executive Vice President, and the Treasurer, and each of them, be and hereby are authorized, in the name and on behalf of the Company, at any time, to take such action, and to execute (by either manual or facsimile signature) and deliver the Purchase Agreement and such agreements, documents or other instruments in connection therewith or related thereto as they, or any of them, may determine necessary, appropriate or desirable, the taking of such action or the execution of the Purchase Agreement or agreements, documents or other instruments in connection therewith or related thereto to be conclusive evidence of such determination with respect thereto.

            RESOLVED, that the Company is hereby authorized to issue and sell in (i) a public offering required to be registered with the Securities and Exchange Commission (the "Commission") pursuant to the applicable provisions of the Securities Act of 1933, as amended (the "Act"), and/or
(ii) in a private placement or offshore offering exempt from registration under the Act, certificates or securities ("Receivables Securities") relating to or representing an undivided interest in consumer and commercial vehicle retail installment sale contracts ("Receivables") acquired by the Company, in an aggregate principal amount not to exceed the aggregate principal amount authorized for registration under the Act pursuant to the next succeeding resolution, upon such terms and conditions as may be fixed by the Board of Directors or by the President, the Treasurer and any Executive Vice President, and the President, the Treasurer and any Executive Vice President be and hereby are authorized to determine the terms and conditions of the Receivables Securities.

            RESOLVED, that the preparation of a Registration Statement on such form as may be appropriate (the "Registration Statement") covering the Receivables Securities, including a prospectus, exhibits and other documents, to be filed with the Commission, for the purpose of registering the offer and sale of the Receivables Securities under the Act in principal amount not to exceed in the aggregate $950 million be and it hereby is in all respects approved; that the directors and proper officers of the Company, and each them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, the Registration Statement, with such changes, if any, therein, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause the Registration Statement, so executed, to be filed with the Commission.

            RESOLVED, that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all amendments (including post-effective amendments) to the Registration Statement, including amendments to the prospectus and the addition of amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form, with such changes, if any, therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be or hereby are authorized to cause such amendment or amendments, so executed to be filed with the Commission.

            RESOLVED, that each officer and director who may be required to sign and execute the Registration Statement or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing Eric L. Eckes, J. Sean Plater and Tatsuo Nonaka, and each of them, severally, as true and lawful attorney or attorneys to sign in his name, place and stead in any such capacity the Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such offices or directors might or could do in person.

            RESOLVED, that the proper officers of the Company be and hereby are authorized in the name and on behalf of the Company to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit, register or qualify the Receivables Securities for issuance and sale or to request an exemption from registration of such securities or to register or obtain a license for the Company as a dealer or broker under the securities laws of such jurisdictions as such person, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such persons, or any of them, may deem necessary, appropriate or desirable in order to maintain such registrations in effect for as long as such persons, or any of them, may deem to be in the best interests of the Company.

            RESOLVED, that any and all in haec verba resolutions which may be required by the Blue Sky or securities laws of any state in which the Company intends to offer to sell the Receivables Securities be, and they hereby are, adopted; that the proper officers of the Company be, and they hereby are, authorized to certify that such resolutions were duly adopted by virtue of this Unanimous Written Consent of the Board of Directors of the Company, and that the Secretary of the Company shall cause a copy of each resolution so certified to be attached to this Consent.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to select one or more underwriters of the Receivables Securities and to negotiate the terms and provisions of an underwriting agreement (the "Underwriting Agreement") between the Company and such underwriters relating to the public offering described in and contemplated by the Registration Statement.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to select one or more purchasers or placement agents of the Receivables Securities and to negotiate the terms and provisions of one or more purchase agreements (each, a "Securities Purchase Agreement") between the Company and such purchasers or placement agents relating to the sale and distribution of the Receivables Securities.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to negotiate the terms and provisions of one or more trust agreements (each, a "Trust Agreement") between the Company, as Depositor, and an entity qualified to act in such capacity, as Owner Trustee, relating to the establishment of MMCA Auto Trust 1999-1 (the "Trust").

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to negotiate the terms and provisions of one or more sale and servicing agreements (each, a "Sale and Servicing Agreement") among the Company, as Seller, Mitsubishi Motors Credit of America, Inc., as Servicer, and the Trust, relating to the transactions described in and contemplated by the Registration Statement.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to enter into one or more limited guaranty or similar credit enhancement agreements (each, a "Limited Guaranty Agreement") relating to the Receivables Securities providing for the issuance by the Company of a limited guaranty of certain amounts ("Covered Amounts") that may become due with respect to the Receivables Securities and the pledge of certain assets of the Company to secure such limited guaranty, the Covered Amounts under such Limited Guaranty Agreements not to exceed in the aggregate $200 million.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to select one or more domestic or foreign clearing corporations and to enter into one or more agreements (each, a "Clearing Agreement") with a bank, financial institution or other corporation or entity, providing for the settlement and clearance of any Receivable Security through the facilities of any such clearing corporation.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to execute and deliver the Underwriting Agreement, Securities Purchase Agreements, Trust Agreements, Sale and Servicing Agreements, Limited Guaranty Agreements and Clearing Agreements and to perform the obligations of the Company under the terms of the Underwriting Agreement, Securities Purchase Agreements, Trust Agreements, Sale and Servicing Agreements, Limited Guaranty Agreements and Clearing Agreements, and Eric L. Eckes is authorized to execute the Underwriting Agreement.

            RESOLVED, that the Company is authorized to sell, transfer, and assign the Receivables, in a principal amount not to exceed $950 million, to the Trust and to have Receivables sold, transferred, and assigned back to it by the Trust in such amounts, at such times and as otherwise described in or contemplated by the Registration Statement and the Sale and Servicing Agreements, and that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to execute and deliver to the Trust such papers and documents, including, without limitation, assignment documents, bills of sale, Uniform Commercial Code financing statements and such other documents as are necessary or desirable to evidence the sale, transfer and assignment of the Receivables to or the transfer and assignment of Receivables from the Trust as heretofore provided as described in and contemplated by the Registration Statement and the Sale and Servicing Agreements and all exhibits thereto.

            RESOLVED, the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company and under its corporate seal (which may be a facsimile of such seal), to execute (by manual or facsimile signature) Receivables Securities (and, in addition, Receivables Securities to replace any of the Receivables Securities which are lost, stolen, mutilated or destroyed and Receivable Securities required for exchange, substitution or transfer, all as provided in one or more indentures relating to the Receivables Securities (each, an "Indenture"), the Trust Agreements or other agreements) in fully registered form in substantially the forms of Receivables Securities to be set forth in the Indentures, Trust Agreements or other agreements with such changes therein and additional thereto as such officer or officers executing the Receivables Securities may deem necessary, appropriate or desirable, as conclusively evidenced by his or their execution thereof.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized to appoint one or more paying agents, registrars, transfer agents, and other agents and functionaries, and to execute and deliver, in the name and on behalf of the Company, any agreements, instruments or documents relating to any such appointment, for the purpose of the implementing and giving effect to the respective provisions of the Indentures, Trust Agreements, Receivables Securities or other agreements which shall be executed and delivered pursuant to the foregoing resolutions.

            RESOLVED, that the retention of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, and any other firm chosen by the President, the Treasurer or any Executive Vice President, as special counsel to the Company in connection with the establishment of the Trust and the preparation of documents relating to the issuance and sale of the Receivables Securities, and any and all related matters, be, and it hereby is, ratified and approved.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, authorized and empowered to retain such other counsel, accountants, investment advisors, and such other professionals and advisors as he shall deem necessary or desirable in order to accomplish the purpose and intent of these resolutions.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, authorized to pay any and all expenses and fees arising in connection with the issuance and sale of the Receivables Securities, any registration, qualification or exemption under securities laws of any state or other jurisdiction, including Federal, and otherwise in connection with matters encompassed by these resolutions.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, authorized and directed to execute and deliver or cause to be executed and delivered such additional or other documents, certificates, and instruments, and to take any and all such other action as may be deemed by each such officer necessary, desirable or appropriate in order to carry out the purpose and intent of the foregoing resolutions.

            RESOLVED, that the President, the Treasurer and any Executive Vice President of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized, empowered and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on behalf of the Company, or otherwise as such officer may deem necessary or appropriate to effectuate or carry out fully the purposes and intent of the foregoing resolutions, including, without limitation, the performance of the obligations of the Company under the Registration Statement, Purchase Agreement, Underwriting Agreement, Securities Purchase Agreements, Trust Agreements, Sale and Servicing Agreements, Limited Guaranty Agreements, Clearing Agreements, and all agreements that are exhibits to the aforementioned agreements and documents, or any other agreement, certificate, or instrument referred to or contemplated herein or therein.

            RESOLVED, that any and all actions taken or contracts entered into heretofore by any of the President, the Treasurer or any Executive Vice President of the Company, as well as any and all actions taken or contracts entered into by said person as an individual acting for the Company, with respect to the Registration Statement, Purchase Agreement, Underwriting Agreement, Securities Purchase Agreements, Trust Agreements, Sale and Servicing Agreements, Limited Guaranty Agreements, Clearing Agreements, and all agreements that are exhibits to the aforementioned agreements and documents, or the transactions and events contemplated hereby or thereby, be and the same hereby are ratified, approved and confirmed, and all such actions and contracts are hereby adopted as though said individuals had at such time full power and authority to act for and on behalf of the Company and in the same manner as if each and every act had been done pursuant to the specific authorization of the Board of Directors of the Company.

            RESOLVED, that for the purpose of facilitating the execution of this Unanimous Written Consent of the Board of Directors, this document may be executed in one or more counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts shall constitute but one and the same instrument.

            FURTHER RESOLVED, that these resolutions are effective as of the 21st day of December, 1998.

            IN WITNESS WHEREOF, the undersigned, being all the directors of MMCA Auto Receivables, Inc., have executed this Unanimous Written Consent of the Board of Directors.


/s/ Charles A. Tredway                    /s/ Hiroshi Yajima
----------------------------              -----------------------------
    Charles A. Tredway                        Hiroshi Yajima


/s/ Masaki Takahash                       /s/ Yasuhiro Hagihara
_____________________________             -----------------------------
    Masaki Takahashi                          Yasuhiro Hagihara


 /s/ John Maynard
 ----------------------------
     John Maynard